Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County Bancorp, Inc.

Manitowoc, Wisconsin

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of County Bancorp, Inc. for the year ended December 31, 2017 of our reports dated March 15, 2018 included in its Registration Statement on Form S-3 (no. 333-218100) and Form S-8 (nos. 333-213536 and 333-204483), relating to the financial statements and financial statement schedules for the three years ended December 31, 2017 listed in the accompanying index.

/s/ CliftonLarsonAllen LLP

Milwaukee, Wisconsin

March 15, 2018